Exhibit 99

Form 3 Joint Filer Information

Name:	Mark Lappe

Address:	11622 El Camino Real, Suite 100
San Diego, CA 92130

Designated Filer:	Efficacy Capital Ltd.

Issuer & Ticker Symbol:	Aeolus Pharmaceuticals, Inc. (AOLS)

Date of Event
Requiring Statement:	6/5/2006

Signature	By:	s/ Mark Lappe

Name:	Jon Faiz Kayyem

Address:	11622 El Camino Real, Suite 100
San Diego, CA 92130

Designated Filer:	Efficacy Capital Ltd.

Issuer & Ticker Symbol:	Aeolus Pharmaceuticals, Inc. (AOLS)

Date of Event
Requiring Statement:	6/5/2006

Signature	By:	/s/ Jon Faiz Kayyem

Name:	Efficacy Capital Ltd.

Address:	11622 El Camino Real, Suite 100
San Diego, CA 92130

Designated Filer:	Efficacy Capital Ltd.

Issuer & Ticker Symbol:	Aeolus Pharmaceuticals, Inc. (AOLS)

Date of Event
Requiring Statement:	6/5/2006

Signature	By:	s/ Mark Lappe
Managing Partner

Name:	Efficacy Biotech Fund L.P.

Address:	11622 El Camino Real, Suite 100
San Diego, CA 92130

Designated Filer:	Efficacy Capital Ltd.

Issuer & Ticker Symbol:	Aeolus Pharmaceuticals, Inc. (AOLS)

Date of Event
Requiring Statement:	6/5/2006

Efficacy Capital Ltd., Investment Manager

Signature	By:	s/ Mark Lappe
Managing Partner

Name:	Efficacy Biotech Fund Limited

Address:	11622 El Camino Real, Suite 100
San Diego, CA 92130

Designated Filer:	Efficacy Capital Ltd.

Issuer & Ticker Symbol:	Aeolus Pharmaceuticals, Inc. (AOLS)

Date of Event
Requiring Statement:	6/5/2006

Signature	Efficacy Capital Ltd., Investment Manager

	By:	s/ Mark Lappe
Managing Partner

Name:	Efficacy Biotech Master Fund Ltd.

Address:	11622 El Camino Real, Suite 100
San Diego, CA 92130

Designated Filer:	Efficacy Capital Ltd.

Issuer & Ticker Symbol:	Aeolus Pharmaceuticals, Inc. (AOLS)

Date of Event
Requiring Statement:	6/5/2006

Signature	Efficacy Capital Ltd., Investment Manager

	By:	s/ Mark Lappe
Managing Partner